UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 29, 2014

First BanCopr.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2014, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the second quarter ended June 30, 2014 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated July 22, 2014, the call may be accessed via a live Internet webcast at 10:00 a.m. Eastern time on Wednesday, July 30, 2014 through the investor relations section of the Corporation’s website: www.firstbankpr.com or through the dial-in telephone number (877) 506-6537 or (412) 380-2001 for international callers. The conference number is 10049526.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax-equivalent basis and excluding changes in the fair value of derivative instruments; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; (iv) the adjusted pre-tax, pre-provision income, (v) non-interest income adjusted to exclude equity in loss of unconsolidated entity and gain on sales of investment securities (vi) non-interest expenses adjusted to expenses related to branch consolidations in Puerto Rico, and Florida and professional service fees specifically related to the acquisition of mortgage loans from Doral Financial Corporation (“Doral”) in full satisfaction of secured borrowings owed by such entity to FirstBank, and (vii) additional measures of provision for loan and lease losses, provision for loan and lease losses to net charge-offs, net charge-offs, net charge-offs to average loans, non-interest expenses, net income, and earnings per share, to exclude the impact of fair value adjustments and expenses related to the mortgage loans acquired from Doral in full satisfaction of secured borrowings owed by such entity to FirstBank.  Investors should be aware that non-GAAP financial measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Management believes that these non-GAAP measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and to better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the reconciliation with respect to the calculation of the non-GAAP financial measure “provision for loan and lease losses to net charge-offs ratio, excluding the impact of fair value adjustments related to mortgage loans acquired from Doral in full satisfaction of secured borrowings owed by such entity to FirstBank which is included below:

	Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)		Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)

	Quarter Ended June 30, 2014		Six-Month Period Ended June 30, 2014

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$25,316	$45,437	$57,231	$96,432
Special items:
Loss on acquisition of mortgage loans from Doral in full satisfaction of secured borrowings owed by Doral to FirstBank	1,428	6,908	1,428	6,908
Provision for loan and lease losses and net charge-offs (GAAP)	$26,744	$52,345	$58,659	$103,340

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	55.72%		59.35%
Provision for loan and lease losses to net charge-offs (GAAP)	51.09%		56.76%

Item 9.01.   Financial Statements and Exhibits.

             (d)           Exhibits

Exhibit	Description of Exhibit
99.1	Press Release dated July 29, 2014 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2014

99.2	First BanCorp Conference Call Presentation – Financial Results for the Second Quarter Ended June 30, 2014

Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 30, 2014	First BanCorp.

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	EVP and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 29, 2014 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2014

99.2	First BanCorp Conference Call Presentation – Financial Results for the Second Quarter Ended June 30, 2014

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